UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section  13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January  31, 2008

INTERSECTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive

Chantilly, Virginia 20151

(Address of Principal Executive Offices) (Zip Code)

(703)  488-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Credit Facility

Effective as of January 31, 2008, Intersections Inc., a Delaware corporation (the “Company”), amended its Credit Agreement dated as of July 3, 2006, as amended, with Bank of America, N.A., as Administrative Agent, and the other lenders party thereto from time to time, in order to increase the term loan facility thereunder to $28,000,000, by entering into Amendment No. 2 thereto dated January 31, 2008. In addition, pursuant the Amendment the Company’s subsidiaries Captira Analytical, LLC, a Delaware limited liability company, and Net Enforcers Inc., a Florida corporation, were added as co-borrowers under the Credit Agreement with the Company and certain of its other subsidiaries.

The Amendment provides that the maturity date for the revolving credit facility and the term loan facility under the Credit Agreement will be December 31, 2011, subject to the terms and conditions of the Credit Agreement. The Amendment also amends certain financial covenants which the Company is required to maintain compliance with under the Credit Agreement, including minimum consolidated EBIDTA and consolidated leverage ratio covenants, provides new mandatory term loan prepayments based on excess cash flow and the sale or issuance of equity interests, provides a new amortization schedule for the term loan, and revises the acquisition covenant to reduce permitted costs of acquisitions. The Amendment requires the Company to deliver to Bank of America certain information schedules relating to NEI and Captira within 30 days following the date of the Amendment, and it requires the Company to take certain additional post-closing actions to perfect the security interest in the collateral.

On February 1, 2008, in connection with the closing contemplated by the Membership Purchase Agreement (as defined and discussed at Item 2.01 below), the Company borrowed an additional $16,611,111.14 under the term loan facility.

The Credit Agreement consists of a revolving credit facility in the amount of $25,000,000 and a term loan facility in the amount of $28,000,000, and is secured by substantially all of the Company’s assets and a pledge by the Company of stock and membership interests it holds in certain of its subsidiaries.

Membership Purchase Agreement

The information set forth below in Item 2.01 is hereby incorporated into Item 1.01 by reference.

Item  2.01  Completion of Acquisition or Disposition of Assets

On February 1, 2008, the Company entered into, and consummated the closing under, a Membership Purchase Agreement (the “Membership Purchase Agreement”) dated January 31, 2008 by and between the Company and Citibank (South Dakota), N.A.. Under the Membership Purchase Agreement, the Company acquired substantially all of the membership agreements between Citibank (South Dakota) and consumer customers relating to the membership program Citibank (South Dakota) offers, and the Company provides, under the name “Citi® Credit Monitoring Service.” An immaterial number of membership agreements were retained by Citibank, which the Company expects to be terminated or transferred by Citibank to another Company service.

The aggregate purchase paid by the Company in connection with the closing of the acquisition, which was based on the estimated number of acquired membership agreements as of the closing date, was $30,801,600.00. The purchase price may be increased or decreased to the extent that the number of acquired membership agreements as of the closing date are finally determined to be greater than or less than, respectively, the estimated amount. In addition, the Company retained a portion of the purchase price otherwise payable at closing in an amount equal to $750,000 as security for the attrition of acquired membership agreements in excess of specified levels that occurs during the 180 days following the closing.

The Membership Purchase Agreement contains representations and warranties of Citibank regarding authority to enter into the transaction, title to assets, compliance with laws, litigation, and the acquired membership agreements, among others, and representations and warranties of the Company regarding authority to enter into the transaction, compliance with laws and litigation, among others. The Membership Purchase Agreement also contains certain customary covenants, including covenants regarding access to information.  In addition, each party has agreed to indemnify the other party with respect to certain matters, including breaches of its own representations, warranties and covenants, subject to certain limitations.

Citibank is one of the Company’s financial institution clients through which the Company's credit monitoring service is marketed to consumers.  Revenue from subscribers obtained through Citibank in fiscal 2005 and 2006, as a percentage of the Company’s total revenue, was 12% and 14%, respectively.  The amount of consideration was determined on the basis of arm’s length negotiations between the Company and Citibank.  The Company's marketing agreements with Citibank for other products and services remain in effect, and the Company expects Citibank to continue marketing under those agreements.

The aggregate purchase paid in connection with the closing was funded from a combination of existing cash of the Company and borrowings under the Credit Agreement described in Item 1.01 above.

Statements in this Form 8-K relating to future expectations, plans, results, performance, achievements and the like are considered “forward-looking statements.” Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the Company’s expectations with respect to its continued marketing efforts with Citibank and the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 regarding the Credit Facility is hereby incorporated into Item 2.03(a) by reference.

Item 9.01 Financial Statements and Exhibits

(a)	No financial statements relating to the acquisition described at Item 2.01 above are required to be filed under this Item 9.01(a).
(b)	No pro forma financial information relating to the acquisition described at Item 2.01 is required to be furnished under this Item 9.01(b).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2008

INTERSECTIONS INC.

By:	/s/ Madalyn Behneman
Name: Madalyn Behneman Title: Principal Financial Officer